Exhibit 99.1

Red Hat Amends Stock and Debenture Repurchase Program

RALEIGH, N.C.--(BUSINESS WIRE)--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced that its Board of Directors has amended the Company's previously announced program for the repurchase of its common stock and convertible debentures to increase by an additional $125.0 million the amount of debentures that may be purchased under the program.

The Company's Board of Directors also extended the duration of the repurchase program. As extended, the program will expire on the earlier of (i) November 30, 2008, or (ii) a determination by the Company's Board of Directors, Chief Executive Officer or Chief Financial Officer to discontinue the program.

Repurchases of common stock and convertible debentures may be effected, from time to time, either on the open market or in privately negotiated transactions, as applicable.

The timing and the amount of any repurchased common stock and any convertible debentures will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit repurchases when the Company might otherwise be precluded from doing so under insider trading laws. Any repurchased common stock will be available for use in connection with its stock plans and for other corporate purposes. All repurchased convertible debentures will be retired and cancelled.

The repurchase program will be funded using the Company's working capital. As of August 31, 2008, the Company had cash, cash equivalents and investments of approximately $1.43 billion.

Red Hat had approximately 191.7 million shares of common stock outstanding as of September 26, 2008.

About Red Hat, Inc.

Red Hat, the world's leading open source solutions provider, is headquartered in Raleigh, NC with over 60 offices spanning the globe. CIOs have ranked Red Hat first for value in Enterprise Software for four consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with applications, management and Services Oriented Architecture (SOA) solutions, including the JBoss Enterprise Middleware Suite. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the integration of acquisitions and the ability to market successfully acquired technology and products; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; adverse results in litigation; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

LINUX is a trademark of Linus Torvalds. RED HAT and JBOSS are registered trademarks of Red Hat, Inc. and its subsidiaries in the US and other countries.

CONTACT:
Red Hat
Kerrin Catallozzi, Corporate Communications
919-754-4268
kcatallo@redhat.com
or
Tom McCallum, Investor Relations
919-754-4630
investors@redhat.com